Exhibit 99.1

Borderfree Reports Record First Quarter 2014 Financial Results

•	Revenue reached a first quarter record of $26.5 million

◦	Ecommerce services revenue increased 19% year over year to a first quarter record of $13.5 million

◦	Fulfillment services revenue decreased, as planned, 10% year over year to $13.1 million

•	Adjusted EBITDA of $0.7 million

•	Five new customer wins year to date, including Bed, Bath & Beyond and Marc Jacobs

•	Closed initial public offering with net proceeds of $85.6 million

NEW YORK, May 7, 2014 (GLOBE NEWSWIRE) -- Borderfree (Nasdaq: BRDR), a market leader in international cross-border ecommerce, today announced financial results for the quarter ended March 31, 2014.

"We're off to a very good start to the year, having closed a record first quarter," said Michael DeSimone, Chief Executive Officer, Borderfree. "GMV and ecommerce services revenue were at their highest level ever for the first quarter and year to date we have signed five new customers spanning multiple categories from branded apparel, to jewelry, to specialty goods. We are executing against all of our growth strategies and continue to drive down fulfillment costs to increase sales for our customers while at the same time improving our profitability."

Key Metrics

	Three Months Ended March 31,
	2014	2013
	(Dollars in thousands)
Gross merchandise volume	$112,947	$92,375
Number of customers	93	88
Number of customer ecommerce sites	161	141

Revenue

Revenue for the first quarter of 2014 was $26.5 million, a 3% increase as compared to $25.8 million in the first quarter of 2013.

•	Ecommerce services revenue increased 19% to $13.5 million over the first quarter 2013 ecommerce services revenue of $11.3 million.

•	Fulfillment services revenue decreased, as expected, 10% from $14.5 million in the first quarter 2013 to $13.1 million this year.

Net Income (Loss)

Net loss on a GAAP basis for the first quarter of 2014 was $2.0 million as compared to net income of $0.4 million in the first quarter of 2013. Net loss per share attributable to common stockholders on a GAAP basis was $0.27 for the first quarter of 2014, based on 7.6 million weighted-average shares outstanding. This compares to $0.01 for the first quarter of 2013, based on 4.0 million basic and 6.5 million diluted weighted-average shares outstanding.

Non-GAAP net loss for the first quarter of 2014 was $0.1 million as compared to net income of $0.3 million in the first quarter of 2013. Non-GAAP basic and diluted net loss per share attributable to common stockholders was $0.01, based on 7.6 million weighted average shares outstanding. Non-GAAP net income (loss) excludes stock-based compensation expense, loss on change in fair value of warrants, other income-GSS, and other one-time items.

On a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013, GAAP basic and diluted net loss per share attributable to common stockholders was $0.08, based on 26.2 million weighted-average shares outstanding. Pro forma non-GAAP basic and diluted net loss per share attributable to common stockholders was $0.00, or break-even.

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2014 was $0.7 million, compared to $0.9 million in the first quarter of 2013. Adjusted EBITDA as a percentage of revenue for the first quarter of 2014 was 2.8%, compared to 3.5% for the first quarter of 2013.

A description of Adjusted EBITDA and other non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures".

Cash

Borderfree’s cash balance was $121.4 million as of March 31, 2014 as compared to $43.6 million as of December 31, 2013. Borderfree had no bank debt as of March 31, 2014.

On March 21, 2014, Borderfree sold 5,750,000 shares of common stock, which included 750,000 shares sold pursuant to the underwriters’ option to purchase additional shares, in its initial public offering, at an offering price of $16.00 per share. Borderfree received approximately $85.6 million, net of underwriting discounts and commissions.

Borderfree used $5.5 million in cash from operations and invested $1.8 million in purchases of property and equipment and capitalization of internal use software, leading to negative free cash flow for the first quarter of 2014 of $7.3 million. Negative free cash flow was $3.6 million in the first quarter of 2013.

Financial Outlook

Borderfree’s current financial and operating expectations for the second quarter and full year 2014, as of May 7, 2014, are as follows:

Second Quarter 2014

•	Ecommerce services revenue of $15.4 to $15.7 million

•	Revenue of $30.1 to $30.7 million

•	Adjusted EBITDA of $0.1 million to $0.3 million

•	Non-GAAP net loss of $0.8 million to $1.1 million or $0.03 to $0.04 per share

•	Weighted average basic and diluted shares outstanding of 31.4 million

•	Non-cash stock-based compensation expense of approximately $1.0 million

Full Year 2014

•	Ecommerce services revenue of $71.9 to $73.0 million

•	Revenue of $141.3 to $143.5 million

•	Adjusted EBITDA of $7.4 to $8.2 million

•
Non-GAAP net income of $2.9 to $3.7 million or $0.10 to $0.12 per basic share and $0.09 to $0.11 per diluted share. Weighted average basic shares outstanding of 30.6 million and diluted shares outstanding of 33.3 million, on a pro forma basis, as if all preferred shares converted to common shares outstanding as of January 1, 2013

•	Non-cash stock-based compensation expense of approximately $2.9 million

Earnings Teleconference Information

Borderfree will discuss its first quarter 2014 financial results during a teleconference today, May 7, 2014, at 5:00 PM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (outside the US). The call will also be broadcast simultaneously at http://investors.borderfree.com.

Following completion of the call, a recorded replay of the webcast will be available on Borderfree’s website for a limited time.  To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (outside the US), replay pin # 13580662. The telephone replay will be available from 8:00 PM ET May 7 through May 14, 2014. Additional investor information can be accessed at http://www.borderfree.com.

Non-GAAP Financial Measures

Borderfree has provided in this release financial information that has not been prepared in accordance with GAAP. Borderfree uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Borderfree 's ongoing operational performance. Borderfree believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Borderfree’s industry, many of which present similar non-GAAP financial measures to investors. This information includes adjusted EBITDA, adjusted EBITDA as a percentage of revenue, non-GAAP net income (loss) and non-GAAP net income (loss) per share, pro forma non-GAAP net loss per share, and free cash flow. Borderfree defines adjusted EBITDA as net income (loss) before income taxes, interest income (expense), depreciation and amortization, loss on change in fair value of warrants, stock-based compensation expense, gain recognized from the sale of the Global Settlements Service, or GSS, business in August 2011, and market based royalties and outsourcing servicing fees earned as a result of the sale of GSS, which we refer to as other income-GSS, and other one-time items; non-GAAP net income (loss) as net income (loss) excluding non-cash stock-based compensation, loss on change in fair value of warrants, other income-GSS and other one-time items; and free cash flow as cash provided by (used in) operating activities adjusted for purchases of property and equipment and capitalized internal use software. Non-GAAP financial measures that Borderfree uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included as part of this press release. Earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.borderfree.com.

About Borderfree

New York City-based Borderfree is a market leader in international cross-border ecommerce, operating a technology and services platform that the world’s most iconic brands rely on to expand globally and transact with customers in more than 100 countries and territories and more than 60 currencies worldwide. Borderfree manages all aspects of the international shopping experience, including site localization, multi-currency pricing, payment processing, fraud management, landed cost calculation, customs clearance and brokerage and global logistics services while maintaining the integrity of our customers’ brand and the consumer experience. For more information, visit www.borderfree.com.

Safe Harbor Provision
This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter of 2014 and full year 2014, our position to execute on our growth strategy, our ability to decrease fulfillment costs and our ability to increase our profitability.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our limited operating history; our ability to retain existing customers and attract new customers; our ability to successfully optimize and operate our logistics network; our ability to keep up with the rapid technological change required to remain competitive in our industry, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; and the price volatility of our common stock, and other risks set forth under the caption "Risk Factors" in our final prospectus filed on March 21, 2014 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2014	2013
Revenue	$26,514	$25,772
Operating expenses:
Cost of revenue	17,187	17,239
Technology and operations	2,765	2,182
Research and development	1,789	1,247
Sales and marketing	2,577	2,598
General and administrative	3,358	2,268
Total operating expenses	27,676	25,534
Income (loss) from operations	(1,162)	238
Interest and other income, net	138	378
Loss on change in fair value of warrants	(964)	(215)
Income (loss) before income taxes	(1,988)	401
Provision for income taxes	53	40
Net income (loss)	(2,041)	361
Net income attributable to convertible preferred stock	—	(303)
Net income (loss) attributable to common stockholders—basic	$(2,041)	$58
Undistributed earnings reallocated from convertible preferred stock	—	27
Net income (loss) attributable to common stockholders—diluted	$(2,041)	$85

Net income (loss) per share attributable to common stockholders:
Basic	$(0.27)	$0.01
Diluted	$(0.27)	$0.01
Weighted average common shares outstanding:
Basic	7,626,102	3,977,217
Diluted	7,626,102	6,524,351

GAAP pro forma net income (loss) per share attributable to common stockholders: (1)
Basic	$(0.08)	$0.00
Diluted	$(0.08)	$0.00
GAAP pro forma weighted average common shares outstanding:
Basic	26,179,557	24,849,845
Diluted	26,179,557	27,623,685

(1) Pro forma net income (loss) per share attributable to common stockholders and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except par value and share data)

	At March 31, 2014	At December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$121,371	$43,599
Trade receivables, net of allowances of $70 and $71 at March 31, 2014 and December 31, 2013, respectively	9,475	13,785
Short term receivable from sale of business	709	742
Prepaid expenses and other	2,046	3,056
Total current assets	133,601	61,182
Restricted cash and deposits	302	288
Employee rights upon retirement funds	914	897
Receivable from sale of business	329	476
Property and equipment, net	8,853	7,667
Goodwill	265	265
Intangible assets, net	1,186	1,262
Other assets	260	276
Total assets	$145,710	$72,313
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Trade payables	$20,386	$28,508
Deferred revenue	1,071	1,080
Current maturity of long term debt	20	32
Accrued expenses and other	8,838	12,286
Total current liabilities	30,315	41,906
Liability for employee rights upon retirement	1,482	1,454
Long term debt	8	14
Other long term liabilities	161	279
Total liabilities	31,966	43,653
Total convertible preferred stock	—	41,937
Stockholders’ equity (deficit):
Common stock, $0.01 par value; 200,000,000 and 49,500,000 shares authorized at March 31, 2014 and December 31, 2013, respectively; 31,467,003 and 4,843,612 shares issued at March 31, 2014 and December 31, 2013, respectively; 31,227,483 and 4,604,092 outstanding at March 31, 2014 and December 31, 2013, respectively	315	48
Additional paid in capital	132,498	4,132
Notes receivable from stockholders	—	(429)
Treasury stock, at cost	(600)	(600)
Accumulated deficit	(18,469)	(16,428)
Total stockholders’ equity (deficit)	113,744	(13,277)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$145,710	$72,313

BORDERFREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(2,041)	$361
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	562	108
Forgiveness of notes receivable from stockholders	396	—
Loss on change in fair value of warrants	964	215
Depreciation and amortization	710	566
Interest income on notes receivable from stockholders	—	(1)
Changes in operating assets and liabilities:
Decrease in trade receivables	4,310	1,589
(Increase) decrease in prepaid expenses and other	(732)	1,067
Decrease in trade payables	(8,245)	(3,848)
Decrease in accrued expenses and other	(1,493)	(2,806)
Increase (decrease) in liability for employee rights upon retirement	36	(143)
Net cash used in operating activities	(5,533)	(2,892)
Cash flows from investing activities
Restricted cash and deposits	(14)	25
Purchase of property and equipment	(479)	(147)
Capitalized internal use software	(1,298)	(544)
(Increase) decrease in funds in respect of employee rights upon retirement	(26)	135
Proceeds from sale of business	181	154
Net cash used in investing activities	(1,636)	(377)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	85,561	—
Offering costs	(636)	—
Proceeds from exercise of stock options	1	25
Repayments of notes receivable from stockholder	33	—
Repayment of long term debt	—	(5)
Payments of capital leases	(18)	(18)
Net cash provided by financing activities	84,941	2
Increase (decrease) in cash and cash equivalents	77,772	(3,267)
Balance of cash and cash equivalents at beginning of period	43,599	27,476
Balance of cash and cash equivalents at end of period	$121,371	$24,209
Supplemental disclosure of cash flow information
Cash paid for interest	$3	$5
Cash paid for taxes	$150	$77
Non-cash capital expenditures	$45	$—
Deferred offering costs included in accrued expenses & trade payables	$758	$—

BORDERFREE, INC.
CALCULATION OF NON-GAAP NET INCOME (LOSS),
NON-GAAP NET INCOME (LOSS) PER SHARE AND
NON-GAAP PRO FORMA NET INCOME (LOSS) PER SHARE
(Unaudited, in thousands except per share data)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):	(In thousands)
Net income (loss)	$(2,041)	$361
Stock-based compensation expense	562	108
Forgiveness of notes receivable from stockholders	629	—
Loss on change in fair value of warrants	964	215
Other income-GSS	(179)	(358)
Non-GAAP net income (loss)	$(65)	$326

Non-GAAP net income (loss) per share attributable to common stockholders: (2)
Basic	$(0.01)	$0.08
Diluted	$(0.01)	$0.05
Weighted average common shares outstanding:
Basic	7,626,102	3,977,217
Diluted	7,626,102	6,524,351

Non-GAAP pro forma net income (loss) per share attributable to common stockholders: (2)
Basic	$0.00	$0.01
Diluted	$0.00	$0.01
Non-GAAP pro forma weighted average common shares outstanding:
Basic	26,179,557	24,849,845
Diluted	26,179,557	27,623,685

(2) Pro forma net income (loss) per share attributable to common stockholders and pro forma weighted average common shares outstanding assume preferred stock converted to common stock as of January 1, 2013

BORDERFREE, INC.
CALCULATION OF ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Reconciliation of Net Income (Loss) to Adjusted EBITDA:	(In thousands)
Net income (loss)	$(2,041)	$361
Depreciation and amortization	710	566
Interest expense (income)	40	(20)
Provision for income taxes	53	40
Stock-based compensation expense	562	108
Forgiveness of notes receivable from stockholders	629	—
Loss on change in fair value of warrants	964	215
Other income-GSS	(179)	(358)
Adjusted EBITDA	$738	$912

CONTACT: Investor Relations:
Denise Garcia
ICR
investors@borderfree.com

Media Relations:
Jennifer Raezer
jennifer@borderfree.com